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                                                                    EXHIBIT 99.1

NEWS RELEASE                                       FOR MORE INFORMATION CONTACT:
                                            NATALIE PHARR, DIR. OF COMMUNICATION
                                                  601-352-1107/FAX: 601-352-0588



                                                           FOR IMMEDIATE RELEASE


                    FRIEDE GOLDMAN PURCHASES INTERNATIONAL
                        OFFSHORE EQUIPMENT MANUFACTURER


ACQUISITION OF FRANCE MARINE COMPANIES PROMISES
EXPANDED PRODUCT LINES AND WORLDWIDE OPERATIONS BASE

     JACKSON, MISS. (Feb. 9, 1998) -- Friede Goldman International Inc. (NASDAQ:FGII) announced today the purchase of France Marine S.A., and its subsidiaries Brissonneau & Lotz Marine (BLM), BLM Offshore, BOPP and Kerdranvat. Headquartered in Nantes, France, the companies are global leaders in the design and manufacture of marine and offshore equipment.

     Says J.L. Holloway, chairman and CEO of FGII, "This acquisition is a key ingredient in our long-term strategic plans, and it's a perfect combination of strengths. It allows Friede Goldman to enter the rig equipment market and manufacture critical components used in building offshore drilling units. At the same time, the France Marine companies will gain North American outlets for their top quality products, which we intend to market aggressively."

     This acquisition now will allow the Friede Goldman companies to offer services in all phases of offshore rig construction -- from design and engineering, to manufacturing, to equipment sales. It will mean lower lead time in outfitting rigs for existing Friede Goldman customers, providing faster response to market demands. The FGII companies will also be able to supply other offshore manufacturers with rig kits, consisting of legs, jacking systems, anchoring winches, and cranes. Says Holloway, "This move carefully positions us for profitable growth in the world-wide offshore oil and gas markets. It compliments our existing operations, and brings to Friede Goldman the quality and service of one of Europe's most respected companies."


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                                                         FRANCE MARINE -- PAGE 2


     France Marine, through its subsidiaries, operates two manufacturing facilities on the Atlantic coast of France, additional marketing and technical offices in East Asia, and has relationships with a network of affiliated service companies in 45 countries. Brissonneau & Lotz Marine is a leader in the design and manufacture of deck machinery, including mooring, anchoring, and cargo handling equipment. The subsidiaries also manufacture gears, rack and pinion jacking systems, and a full range of electric and hydraulic products.
Subsidiary BLM, best known in the U.S. for innovative design and quality manufacturing, has devoted its expertise to marine activity since its founding in 1841. Today the company employs the latest in CAD technology and owns numerous patents.

     The purchase of France Marine and its subsidiaries has been in negotiation over the last few months. Details of the cash transaction sale were undisclosed. Jean-Michel Grandreuil, Managing Director of France Marine S.A., will continue to manage the French operations, and the company plans expansion in North America.

     Friede Goldman International is a leading provider of offshore drilling services, including design and engineering, new construction, financing, repair, retrofit, and modification. FGII operates engineering and design firm Friede & Goldman, Ltd. and four shipyards in the U.S. and Canada through subsidiaries HAM Marine, Friede Goldman Offshore, and Friede Goldman Newfoundland. The company's Common Stock is quoted on the NASDAQ National Market.

* Note: This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Friede Goldman International Inc. expects, believes or anticipates will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions and analyses made by Friede Goldman International Inc. in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Friede Goldman International Inc. and which are discussed in Friede Goldman International Inc.'s Registration Statement on Form S-1. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.


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